Exhibit 5.1

June 6, 2012	ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FLORIDA 32202-5017 P. O. BOX 240 JACKSONVILLE, FLORIDA 32201-0240 904.359.2000 TEL 904.359.8700 FAX
www.foley.com CLIENT/MATTER NUMBER 035444-0198

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

Re:	Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Stein Mart, Inc. 2001 Omnibus Plan

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Stein Mart, Inc. (“Stein Mart”), under the Securities Act of 1933, as amended, for the registration of 3,000,000 shares of common stock, par value $0.01, issuable pursuant to the Stein Mart, Inc. 2001 Omnibus Plan, as amended and restated (the “Plan”). The common stock issuable pursuant to the Plan is referred to herein as the “Shares.”

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of the corporate laws of State of Florida (including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting the foregoing), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized; and upon the issuance of the Shares as provided in the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

/S/ FOLEY & LARDNER LLP